Exhibit 99.1

CONTACT:	Paul D. Baker
Comverse Technology, Inc.
(212) 739-1060

Comverse Technology Announces Third Quarter Results;

Conference Call to Discuss Selected Financial Information to be Held Today at 8:30 AM

NEW YORK, NY, December 9, 2011 – Comverse Technology, Inc. (“CTI”; Nasdaq: CMVT) today announced its results for the three months ended October 31, 2011.

Consolidated Highlights: Below is selected consolidated financial information for the three months ended October 31, 2011 and 2010 prepared in accordance with generally accepted accounting principles (“GAAP”) and, where indicated, not in accordance with GAAP (“non-GAAP”).

•	Revenue increased 6.5% to $453.1 million.

•	GAAP net income attributable to CTI of $35.7 million.

•	GAAP basic and diluted earnings per share attributable to CTI’s shareholders of $0.17.

•	Non-GAAP net income attributable to CTI¹ increased from $6.3 million to $35.2 million.

•	Basic non-GAAP earnings per share attributable to CTI’s shareholders increased from $0.03 to $0.17.

•	Diluted non-GAAP earnings per share attributable to CTI’s shareholders increased from $0.01 to $0.17.

CTI is a holding company that conducts business through its subsidiaries, principally its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”), Starhome B.V. (“Starhome”) and, prior to its sale during fiscal 2010, Ulticom, Inc. For the current fiscal periods, CTI’s reportable segments were Comverse Business Support Systems (“BSS”), Comverse Value-Added Services (“VAS”), and Verint. The results of operations of all the other operations of the company, including the Comverse Mobile Internet operating segment (“Comverse MI”), Comverse’s Netcentrex operations, Comverse’s global corporate functions that support its business units, Starhome B.V. and its subsidiaries, miscellaneous operations and CTI’s holding company operations are included in the column captioned “All Other” in the business segment information provided.

Comverse Subsidiary Highlights: Below is selected financial information for the three and nine months ended October 31, 2011 and 2010 for the company’s Comverse subsidiary.

Comverse Subsidiary: ²	Three Months Ended October 31,		Nine Months Ended October 31,
(Dollars in thousands)	2011	2010	2011	2010
Total revenue	$243,797	$228,901	$589,616	$627,019
Gross margin	40.9%	51.7%	38.0%	43.5%
Income (loss) from operations	$29,501	$(9,119)	$1,417	$(76,576)
Operating margin	12.1%	(4.0)%	0.2%	(12.2)%
Comverse performance	$43,405	$40,851	$54,022	$30,290
Comverse performance margin	17.8%	17.8%	9.2%	4.8%

Charles Burdick, Chairman and Chief Executive Officer of CTI said, “We achieved profitability and positive operating cash flow in each of our three subsidiaries, and have a solid financial foundation to support our future success. Our Comverse subsidiary is experiencing increasing recognition for its leadership in the emerging converged billing BSS segment, with new Comverse ONE customer wins, and endorsements from network operators and other industry thought leaders. Comverse also continues to reinforce its leading market position in value-added services with the introduction of its new IP messaging platform and Service Enablement Middleware cloud-based solution. Our majority-owned Verint and Starhome subsidiaries again delivered strong operating and market performance.”

[1]

“Non-GAAP net income (loss) attributable to Comverse Technology, Inc.” and “Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders” have not been prepared in accordance with GAAP. See “Presentation of Non-GAAP Financial Measures” and “Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

[2]

For additional information concerning the presentation of financial information for the company’s Comverse subsidiary and the computation of “Comverse Performance,” see “Financial Results – Comverse Subsidiary – Comverse Performance” and “Supplemental Financial Information” below. Comverse performance margin reflects Comverse performance as a percentage of total revenue.

Comverse and Starhome Highlights: Below is selected financial information for the three and nine months ended October 31, 2011 and 2010 for the company’s Comverse BSS and Comverse VAS segments, as well as Comverse Other and Starhome:

	Three Months Ended October 31,		Nine Months Ended October 31,
(Dollars in thousands)	2011	2010	2011	2010
Comverse BSS
Total and segment revenue	$117,731	$90,906	$278,403	$242,151
Income from operations	30,413	26,018	56,261	36,879

Comverse VAS
Total and segment revenue	$112,655	$121,141	$276,234	$341,001
Income from operations	48,372	55,893	99,017	118,975

Comverse Other [1]
Total revenue [2]	$13,411	$16,854	$34,979	$43,867
Loss from operations	(49,284)	(91,030)	(153,861)	(232,430)

Starhome
Total revenue [3]	$10,983	$10,713	$32,654	$27,912
Income from operations	1,984	1,899	5,765	2,884

[1]	Relates to all the operations of the company’s Comverse Subsidiary, other than the company’s Comverse BSS and Comverse VAS segments.
[2]

Total revenue for Comverse Other includes intercompany revenue of $0.7 million and $2.4 million for the three and nine months ended October 31, 2011, respectively, and $0.6 million and $1.6 million for the three and nine months ended October 31, 2010, respectively.

[3]

Total revenue for Starhome includes intercompany revenue of $0.4 million and $1.6 million for the three and nine months ended October 31, 2011, respectively, and $0.2 million and $0.6 million for the three and nine months ended October 31, 2010, respectively.

Financial Results

Comverse Subsidiary

Comverse Subsidiary Total Revenue

Total revenue for the company’s Comverse subsidiary (including intercompany revenue) was $243.8 million for the current fiscal quarter, an increase of 6.5% compared to the $228.9 million for the prior year fiscal quarter. Total revenue for the company’s Comverse subsidiary was $589.6 million for the nine months ended October 31, 2011, a decrease of 6.0% compared to the $627.0 million for the corresponding prior year period. Comverse’s revenue for the three and nine months ended October 31, 2011 includes $39.0 million and $41.2 million, respectively, of additional revenue recognized due to the adoption of new accounting guidance. This includes $33.9 million recognized in the current fiscal quarter resulting from the material modifications of certain existing contracts.

Comverse’s revenue from customer solutions was $160.6 million for the current fiscal quarter, an increase of $19.3 million, or 13.7%, compared to the prior year fiscal quarter. Comverse’s revenue from customer solutions was $344.9 million for the nine months ended October 31, 2011, a decrease of $34.9 million, or 9.2%, compared to the corresponding prior year period.

Comverse’s revenue from maintenance was $83.2 million for the current fiscal quarter, a decrease of $4.4 million, or 5.1%, compared to the prior year fiscal quarter. Comverse’s revenue from maintenance was $244.7 million for the nine months ended October 31, 2011, a decrease of $2.5 million, or 1.0%, compared to the corresponding prior year period.

Comverse Subsidiary Income (Loss) from Operations

Income from operations for the company’s Comverse subsidiary was $29.5 million for the current fiscal quarter, compared to loss from operations of $9.1 million for the prior year fiscal quarter. BSS and VAS segment operating income of $30.4 million and $48.4 million, respectively, do not include corporate overhead allocations. Such expenses are included in Comverse Other operating loss, which was $49.3 million.

Comverse Performance

Comverse performance was $43.4 million for the current fiscal quarter, representing a Comverse performance margin of 17.8%, compared to $40.9 million for the prior year fiscal quarter, also representing a segment performance margin of 17.8%.

Comverse performance represents the operating results of the company’s Comverse subsidiary without the impact of significant expenditures incurred by Comverse in connection with the efforts to become or remain current in periodic reporting obligations under the federal securities laws which are expected to be eliminated over time, certain noncash charges, and certain other gains and charges.

Comverse BSS Revenue

Comverse BSS revenue from customer solutions and maintenance was $117.7 million for the current fiscal quarter, an increase of $26.8 million, or 29.5%, compared to the prior year fiscal quarter. Revenue from Comverse BSS customer solutions was $82.3 million for the current fiscal quarter, an increase of $30.2 million, or 58.0%, compared to the prior year fiscal quarter. The increase in revenue from Comverse BSS customer solutions in the current fiscal quarter was primarily attributable to material modifications of certain existing contracts that allowed the recognition of additional revenue of approximately $33.5 million. Comverse BSS maintenance revenue was $35.4 million for the current fiscal quarter, a decrease of $3.4 million, or 8.7%, compared to the prior year fiscal quarter.

Comverse BSS revenue from customer solutions and maintenance was $278.4 million for the nine months ended October 31, 2011, an increase of $36.3 million, or 15.0%, compared to the corresponding prior year period.

Comverse VAS Revenue

Comverse VAS revenue from customer solutions and maintenance was $112.7 million for the current fiscal quarter, a decrease of $8.5 million, or 7.0%, compared to the prior year fiscal quarter. Revenue from Comverse VAS customer solutions was $69.8 million for the current fiscal quarter, a decrease of $5.9 million, or 7.8%, compared to the prior year fiscal quarter. Comverse VAS maintenance revenue was $42.9 million for the current fiscal quarter, a decrease of $2.6 million, or 5.6%, compared to the prior year fiscal quarter.

Comverse VAS revenue from customer solutions and maintenance was $276.2 million for the nine months ended October 31, 2011, a decrease of $64.8 million, or 19.0%, compared to the corresponding prior year period.

Comverse Other Revenue

Comverse Other revenue from customer solutions and maintenance was $13.4 million for the current fiscal quarter, a decrease of $3.4 million, or 20.4%, compared to the prior year fiscal quarter. Comverse Other revenue was $35.0 million for the nine months ended October 31, 2011, a decrease of $8.9 million, or 20.3%, compared to the corresponding prior year period.

Starhome Revenue

Starhome’s revenue from customer solutions and maintenance (including intercompany revenue) was $11.0 million for the current fiscal quarter, an increase of $0.3 million, or 2.5%, compared to the prior year fiscal quarter. Starhome’s revenue from customer solutions and maintenance was $32.7 million for the nine months ended October 31, 2011, an increase of $4.7 million, or 17.0%, compared to the corresponding prior year period.

Financial Condition of CTI and its Comverse Subsidiary

As of October 31, 2011, CTI and its Comverse subsidiary had combined cash, cash equivalents, bank time deposits and restricted cash of approximately $342.6 million, compared to approximately $374.2 million as of July 31, 2011. During the current fiscal quarter, CTI and Comverse made significant disbursements aggregating approximately $36.5 million, primarily related to $20.0 million paid under a class action settlement agreement, $10.4 million in professional fees, $4.0 million in restructuring payments, and $2.1 million in payments made in connection with a separation agreement with CTI’s former President and Chief Executive Officer. In addition, during such period, CTI’s holding company operations experienced negative cash flows from operations. These decreases were partially offset primarily by positive cash flows from operations at Comverse.

Restricted cash aggregated $61.8 million as of October 31, 2011, compared to $78.5 million as of July 31, 2011. Cash, cash equivalents, bank time deposits and restricted cash excludes ARS. As of October 31, 2011 and July 31, 2011, CTI had $68.7 million and $68.9 million aggregate principal amount of ARS, respectively, with a carrying amount on each such date of approximately $50.3 million and $51.9 million, respectively. Proceeds from sales and redemptions of ARS (including interest thereon) were restricted under the terms of the consolidated shareholder class action settlement agreement.

Subsequent to October 31, 2011, CTI paid all remaining amounts under the settlement agreement aggregating $91.3 million, of which $82.5 million was paid using CTI shares of common stock and the remaining $8.8 million in cash. Following such payment, all ARS and cash proceeds from sales of ARS became unrestricted. In addition, in November 2011, CTI sold ARS with an aggregate principal amount of approximately $61.2 million and a carrying amount of $50.0 million for approximately $49.2 million.

As of October 31, 2011 and July 31, 2011, CTI and its Comverse subsidiary had combined indebtedness of approximately $2.2 million.

Verint Segment

Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.”

For additional information concerning Verint’s results for the three and nine months ended October 31, 2011, please see the press release issued by Verint on December 7, 2011, which is available on Verint’s website, www.verint.com and is included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”), and Verint’s quarterly report on Form 10-Q for the three months ended October 31, 2011.

Conference Call Information

We will be conducting a conference call today at 8:30 am to discuss our results for the third quarter. An on-line, real-time webcast of the conference call will be available on our website at www.cmvt.com. The conference call can also be accessed live via telephone at 1-678-825-8369. Please dial in 5-10 minutes prior to the scheduled start time.

A replay of the call will be available, beginning at approximately 11:00 am on December 9, 2011, for thirty days, at 1-404-537-3406, and archived via webcast at www.cmvt.com. The replay access code is 34995666.

Segment Performance

CTI evaluates its business by assessing the performance of each of its operating segments. CTI’s Chief Executive Officer is its chief operating decision maker (“CODM”). The CODM uses segment performance, as defined below, as the primary basis for assessing the financial results of the operating segments and for the allocation of resources. Segment performance, as the company defines it in accordance with the Financial Accounting Standard Board’s (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies. Segment performance, as defined by management, represents operating results of a segment without the impact of significant expenditures incurred by the segment in connection with the efforts to become or remain current in periodic reporting obligations under the federal securities laws which are expected to be eliminated over time, certain non-cash charges, and certain other insignificant gains and charges.

Segment performance is computed by management as income (loss) from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) certain other gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses recorded for fiscal periods ended on or before July 31, 2011 relate to fees and expenses incurred in connection with (a) the company’s efforts to complete current and previously issued financial statements and audits of such financial statements, and (b) the company’s efforts to become current in its periodic reporting obligations under the federal securities laws. Compliance-related professional fees and compliance-related compensation and other expenses recorded for the three months ended October 31, 2011 relate to fees and expenses incurred in connection with the timely filing of the company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2011 and CTI’s efforts to remediate material weaknesses in internal control over financial reporting that are expected to be eliminated over time.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of income (loss) from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In calculating Verint’s segment performance for the three and nine months ended October 31, 2011, the presentation of segment revenue gives effect to segment revenue adjustments that represent the impact of fair value adjustments required under the FASB’s guidance relating to acquired customer support contracts that would have otherwise been recognized as revenue on a standalone basis with respect to acquisitions consummated by Verint during the periods presented. Verint did not have a segment revenue adjustment for the three or nine months ended October 31, 2010.

Presentation of Non-GAAP Financial Measures

CTI provides Non-GAAP net income (loss) attributable to Comverse Technology, Inc. and Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company’s businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About Comverse Technology, Inc.

Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Forward-Looking Statements

Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. These and other risks, uncertainties and other important factors are described in CTI’s filings with the SEC, including, without limitation, in Item 1A, “Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended January 31, 2011 (the “2010 Form 10-K”) and in Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q, and include, among other things, the following risks and uncertainties:

•

the risk of diminishment in our capital resources as a result of, among other things, future negative cash flows from operations at Comverse or the continued incurrence of significant expenses by CTI and Comverse in connection with the filing by CTI of periodic reports under the federal securities laws and the remediation of material weaknesses in internal control over financial reporting;

•	the continuation of material weaknesses or the discovery of additional material weaknesses in our internal control over financial reporting and any delay in the implementation of remedial measures;

•	the review of the periodic reports of CTI and Verint Systems by the staff of the SEC could result in amendments to our and Verint Systems’ financial information or other disclosures;

•

the risk that, if CTI ceases to maintain a majority ownership of Verint Systems’ outstanding equity securities and ceases to maintain control over Verint’s operations, it may be required to no longer consolidate Verint’s financial statements within its consolidated financial statements and, in such event, the presentation of CTI’s consolidated financial statements would be materially different from the presentation for the fiscal periods covered by this Quarterly Report and for the fiscal years covered by the 2010 Form 10-K;

•	we may need to recognize further impairment of intangible assets or financial assets and goodwill;

•

the effects of any potential decline or weakness in the global economy (due to among other things, the downgrade of the U.S. credit rating and European sovereign debt crisis) on the telecommunications industry, which may result in reduced information technology spending and reduced demand for our subsidiaries’ products and services;

•	disruption in the credit and capital markets may limit our ability to access capital;

•

potential loss of business opportunities due to continued concern on the part of customers, partners, investors and employees about our financial condition and CTI’s previous extended delay in becoming current in its periodic reporting obligations under the federal securities laws;

•	rapidly changing technology in our subsidiaries’ industries and our subsidiaries’ ability to enhance existing products and develop and market new products;

•

our subsidiaries’ dependence on contracts for large systems and large installations for a significant portion of their sales and operating results including, among other things, the lengthy and complex bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities;

•

the difficulty in predicting operating results as a result of lengthy and variable sales cycles, focus on large customers and installations, short delivery windows required by customers, and the high percentage of orders typically generated late in the fiscal quarter;

•

the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect our results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales;

•	the potential incurrence by our subsidiaries of significant costs to correct previously undetected operational problems in their complex products;

•	our subsidiaries’ dependence on a limited number of suppliers and manufacturers for certain components and third-party software could cause a supply shortage and/or interruptions in product supply;

•

the risk that increased competition could force our subsidiaries to lower their prices or take other actions to differentiate their products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect Comverse’s business;

•

the risk that increased costs or reduced demand for Comverse’s products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect our business and financial condition;

•	the risk that the failure or delay in achieving interoperability of Comverse’s products with its customers’ systems could impair its ability to sell its products;

•	the competitive bidding process used to generate sales requires our subsidiaries to expend significant resources with no guarantee of recoupment;

•

our subsidiaries’ inability to maintain relationships with value-added resellers, systems integrators and other third parties that market and sell their products could adversely impact our financial condition and results of operations;

•

third parties’ infringement of our subsidiaries’ proprietary technology and the infringement by our subsidiaries of the intellectual property of third parties, including through the use of free or open source software;

•	risks of certain contractual obligations of our subsidiaries exposing them to uncapped or other significant liabilities;

•

the impact of mergers and acquisitions, including, but not limited to, difficulties relating to integration, the achievement of anticipated synergies and the implementation of required controls, procedures and policies at the acquired company;

•

risks associated with significant foreign operations and international sales, including the impact of geopolitical, economic and military conditions in foreign countries, conducting operations in countries with a history of corruption, entering into transactions with foreign governments and ensuring compliance with laws that prohibit improper payments;

•	adverse fluctuations of currency exchange rates;

•

risks relating to our significant operations in Israel, including economic, political and/or military conditions in Israel and the surrounding Middle East, and uncertainties relating to research and development grants, tax benefits and the ability of our Israeli subsidiaries to pay dividends;

•

potential decline in the price of CTI’s common stock in the event of sales of a significant number of shares by shareholders who received shares as part of a class action settlement and by holders of securities awarded under CTI’s equity incentive plans;

•

risks associated with Verint’s significant leverage resulting from its current debt position, including Verint’s ability to maintain compliance with the leverage ratio covenant under its credit facility;

•	the ability of Verint to pay its indebtedness as it becomes due or refinance its indebtedness as well as comply with the financial and other restrictive covenants contained therein;

•	risks that the credit ratings of CTI and its subsidiaries could be downgraded or placed on a credit watch based on, among other things, its financial results;

•

Verint’s dependence on government contracts and the possibility that U.S. or foreign governments could refuse to purchase Verint’s Communications Intelligence solutions or could deactivate Verint’s security clearances in their countries;

•	risks associated with Verint’s handling, or the perception of mishandling, of customers’ sensitive information;

•	Verint’s ability to receive or retain necessary export licenses or authorizations; and

•	other risks described in filings with the SEC.

The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	October 31, 2011	January 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$421,346	$581,390
Restricted cash and bank time deposits	60,070	73,117
Auction rate securities	50,259	72,441
Accounts receivable, net of allowance of $8,939 and $13,237, respectively	314,246	319,628
Inventories, net	53,883	66,612
Deferred cost of revenue	36,540	51,470
Deferred income taxes	41,956	39,644
Prepaid expenses and other current assets	96,712	91,760

Total current assets	1,075,012	1,296,062
Property and equipment, net	77,054	66,843
Goodwill	1,046,549	967,224
Intangible assets, net	216,317	196,460
Deferred cost of revenue	141,273	158,703
Deferred income taxes	18,010	20,766
Other assets	107,001	107,864

Total assets	$2,681,216	$2,813,922

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$381,003	$401,940
Convertible debt obligations	2,195	2,195
Deferred revenue	496,675	559,873
Deferred income taxes	13,596	13,661
Bank loans	6,208	6,000
Litigation settlement	101,030	146,150
Income taxes payable	11,858	11,486
Other current liabilities	44,377	50,280

Total current liabilities	1,056,942	1,191,585
Bank loans	592,695	583,234
Deferred revenue	260,425	270,934
Deferred income taxes	59,795	52,953
Other long-term liabilities	246,993	229,329

Total liabilities	2,216,850	2,328,035

Commitments and contingencies
Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value - authorized, 600,000,000 shares; issued 207,096,791 and 204,937,882 shares, respectively; outstanding, 206,055,795 and 204,533,916 shares, respectively	20,710	20,494
Treasury stock, at cost, 1,040,996 and 403,966 shares, respectively	(7,803)	(3,484)
Additional paid-in capital	2,112,780	2,088,717
Accumulated deficit	(1,770,840)	(1,707,638)
Accumulated other comprehensive income	10,094	14,919

Total Comverse Technology, Inc. shareholders’ equity	364,941	413,008
Noncontrolling interest	99,425	72,879

Total equity	464,366	485,887

Total liabilities and equity	$2,681,216	$2,813,922

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Revenue:
Product revenue	$203,587	$176,933	$511,524	$525,464
Service revenue	249,491	248,527	677,418	667,126

Total revenue	453,078	425,460	1,188,942	1,192,590

Costs and expenses:
Product costs	85,326	60,397	207,024	201,034
Service costs	130,670	110,807	358,241	334,632
Selling, general and administrative	142,466	163,444	431,435	525,824
Research and development, net	55,768	63,060	161,706	193,264
Other operating expenses (income):
Litigation settlements	4,880	(17,350)	4,880	(17,500)
Restructuring charges	1,838	21,800	14,888	28,776

Total costs and expenses	420,948	402,158	1,178,174	1,266,030

Income (loss) from operations	32,130	23,302	10,768	(73,440)
Interest income	826	833	3,493	2,835
Interest expense	(8,192)	(9,020)	(25,325)	(21,241)
Loss on extinguishment of debt	—	—	(8,136)	—
Other (expense) income, net	(4,144)	1,563	8,253	7,178

Income (loss) before income tax benefit (provision)	20,620	16,678	(10,947)	(84,668)
Income tax benefit (provision)	21,647	(47,237)	(35,793)	(49,463)

Net income (loss) from continuing operations	42,267	(30,559)	(46,740)	(134,131)
Loss from discontinued operations, net of tax	—	(947)	—	(4,000)

Net income (loss)	42,267	(31,506)	(46,740)	(138,131)
Less: Net income attributable to noncontrolling interest	(6,577)	(10,197)	(16,462)	(9,620)

Net income (loss) attributable to Comverse Technology, Inc.	$35,690	$(41,703)	$(63,202)	$(147,751)

Weighted average common shares outstanding:
Basic	205,886,126	205,264,632	205,890,586	205,134,765

Diluted	206,729,005	205,264,632	205,890,586	205,134,765

Earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders:
Basic earnings (loss) per share
Continuing operations	$0.17	$(0.20)	$(0.31)	$(0.71)
Discontinued operations	—	(0.00)	—	(0.01)

Basic earnings (loss) per share	$0.17	$(0.20)	$(0.31)	$(0.72)

Diluted earnings (loss) per share
Continuing operations	$0.17	$(0.21)	$(0.31)	$(0.71)
Discontinued operations	—	(0.00)	—	(0.01)

Diluted earnings (loss) per share	$0.17	$(0.21)	$(0.31)	$(0.72)

Net income (loss) attributable to Comverse Technology, Inc.
Net income (loss) from continuing operations	$35,690	$(40,929)	$(63,202)	$(144,753)
Loss from discontinued operations, net of tax	—	(774)	—	(2,998)

Net income (loss) attributable to Comverse Technology, Inc.	$35,690	$(41,703)	$(63,202)	$(147,751)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended October 31,
	2011	2010
Cash flows from operating activities:
Net cash used in operating activities - continuing operations	$(81,473)	$(215,440)
Net cash used in operating activities - discontinued operations	—	(2,377)

Net cash used in operating activities	(81,473)	(217,817)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	26,275	57,056
Acquisition of businesses, net of cash acquired	(98,698)	(15,292)
Purchase of property and equipment	(13,145)	(15,582)
Capitalization of software development costs	(2,542)	(1,604)
Net change in restricted cash and bank time deposits	11,757	3,197
Proceeds from asset sales	—	27,296
Settlement of derivative financial instruments not designated as hedges	(1,134)	(31,596)
Other, net	1,587	(12)

Net cash (used in) provided by investing activities - continuing operations	(75,900)	23,463
Net cash provided by investing activities - discontinued operations	—	54,673

Net cash (used in) provided by investing activities	(75,900)	78,136

Cash flows from financing activities:
Debt issuance costs and other debt-related costs	(15,280)	(4,039)
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayment of bank loans, long-term debt and other financing obligations	(591,542)	(22,960)
Repurchase of common stock	(4,319)	(480)
Net proceeds from issuance of common stock by a subsidiary	8,567	26,426
Proceeds from excercises of stock options	1,024	—
Other, net	(2,004)	—

Net cash used in financing activities - continuing operations	(6,554)	(1,053)
Net cash provided by financing activities - discontinued operations	—	258

Net cash used in financing activities	(6,554)	(795)

Effects of exchange rates on cash and cash equivalents	3,883	1,288
Net decrease in cash and cash equivalents	(160,044)	(139,188)
Cash and cash equivalents, beginning of period including cash of discontinued operations	581,390	574,872

Cash and cash equivalents, end of period including cash of discontinued operations	$421,346	$435,684
Less: Cash and cash equivalents of discontinued operations at end of period	—	(66,880)

Cash and cash equivalents, end of period	$421,346	$368,804

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,521	$3,058

Inventory transfers to property and equipment	$17,377	$4,096

Liabilities for contingent consideration in business combination	$33,704	$3,224

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended October 31, 2011:
Revenue	$117,731	$112,655	$199,364	$23,328	$—	$453,078
Intercompany revenue	—	—	—	1,066	(1,066)	—

Total revenue	$117,731	$112,655	$199,364	$24,394	$(1,066)	$453,078

Costs and expenses:
Cost of revenue	$64,823	$55,632	$70,139	$25,392	$10	$215,996
Intercompany purchases	—	—	—	1,066	(1,066)	—
Selling, general and administrative	7,022	1,865	82,479	51,088	12	142,466
Research and development, net	15,458	6,786	28,464	5,060	—	55,768
Other operating expenses	15	—	—	6,703	—	6,718

Total costs and expenses	$87,318	$64,283	$181,082	$89,309	$(1,044)	$420,948

Income (loss) from operations	$30,413	$48,372	$18,282	$(64,915)	$(22)	$32,130

Computation of segment performance:
Total revenue	$117,731	$112,655	$199,364	$24,394
Segment revenue adjustment	—	—	5,211	—

Segment revenue	$117,731	$112,655	$204,575	$24,394

Total costs and expenses	$87,318	$64,283	$181,082	$89,309
Segment expense adjustments:
Stock-based compensation expense	—	—	6,650	2,010
Amortization of acquisition-related intangibles	4,245	—	9,368	—
Compliance-related professional fees	—	—	3	5,082
Compliance-related compensation and other expenses	(1)	295	—	1,281
Impairment charges	—	—	—	1,118
Litigation settlements and related costs	—	—	—	4,882
Acquisition-related charges	—	—	2,183	—
Restructuring and integration charges	—	—	—	1,838
Gain on sale of land	—	—	—	—
Other	—	—	2,329	3,155

Segment expense adjustments	4,244	295	20,533	19,366

Segment expenses	83,074	63,988	160,549	69,943

Segment performance	$34,657	$48,667	$44,026	$(45,549)

Interest expense	$—	$—	$(7,905)	$(287)	$—	$(8,192)

Depreciation and amortization	$(5,116)	$(1,248)	$(13,613)	$(2,422)	$—	$(22,399)

Other non-cash items (1)	$—	$—	$(44)	$(1,118)	$—	$(1,162)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Three Months Ended October 31, 2010:
Revenue	$90,906	$121,141	$186,641	$26,772	$—	$425,460
Intercompany revenue	—	—	—	795	(795)	—

Total revenue	$90,906	$121,141	$186,641	$27,567	$(795)	$425,460

Costs and expenses:
Cost of revenue	$42,238	$44,650	$58,941	$25,386	$(11)	$171,204
Intercompany purchases	—	—	—	1,232	(1,232)	—
Selling, general and administrative	6,937	6,184	73,244	77,054	25	163,444
Research and development, net	15,698	14,405	24,063	8,894	—	63,060
Other operating expenses	15	9	—	4,426	—	4,450

Total costs and expenses	$64,888	$65,248	$156,248	$116,992	$(1,218)	$402,158

Income (loss) from operations	$26,018	$55,893	$30,393	$(89,425)	$423	$23,302

Computation of segment performance:
Total revenue	$90,906	$121,141	$186,641	$27,567
Segment revenue adjustment	—	—	—	—

Segment revenue	$90,906	$121,141	$186,641	$27,567

Total costs and expenses	$64,888	$65,248	$156,248	$116,992
Segment expense adjustments:
Stock-based compensation expense	—	—	13,090	2,744
Amortization of acquisition-related intangibles	4,641	—	7,632	—
Compliance-related professional fees	—	—	823	31,144
Compliance-related compensation and other expenses	47	—	—	1,829
Litigation settlements and related costs	—	—	—	(17,258)
Acquisition-related charges	—	—	518	—
Restructuring and integration charges	—	—	—	21,800
Gain on sale of land	—	—	—	(2,371)
Other	—	—	646	1,230

Segment expense adjustments	4,688	—	22,709	39,118

Segment expenses	60,200	65,248	133,539	77,874

Segment performance	$30,706	$55,893	$53,102	$(50,307)

Interest expense	$—	$—	$(8,941)	$(79)	$—	$(9,020)

Depreciation and amortization	$(5,646)	$(1,104)	$(12,148)	$(2,757)	$—	$(21,655)

Other non-cash items (1)	$—	$—	$(15)	$(272)	$—	$(287)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Nine Months Ended October 31, 2011:
Revenue	$278,403	$276,234	$570,655	$63,650	$—	$1,188,942
Intercompany revenue	—	—	—	3,983	(3,983)	—

Total revenue	$278,403	$276,234	$570,655	$67,633	$(3,983)	$1,188,942

Costs and expenses:
Cost of revenue	$154,320	$151,325	$194,597	$65,024	$(1)	$565,265
Intercompany purchases	—	—	—	3,983	(3,983)	—
Selling, general and administrative	20,774	6,454	235,892	168,347	(32)	431,435
Research and development, net	46,967	19,434	81,640	13,665	—	161,706
Other operating expenses	81	4	—	19,683	—	19,768

Total costs and expenses	$222,142	$177,217	$512,129	$270,702	$(4,016)	$1,178,174

Income (loss) from operations	$56,261	$99,017	$58,526	$(203,069)	$33	$10,768

Computation of segment performance:
Total revenue	$278,403	$276,234	$570,655	$67,633
Segment revenue adjustment	—	—	6,173	—

Segment revenue	$278,403	$276,234	$576,828	$67,633

Total costs and expenses	$222,142	$177,217	$512,129	$270,702
Segment expense adjustments:
Stock-based compensation expense	—	—	20,841	7,240
Amortization of acquisition-related intangibles	13,241	—	25,664	—
Compliance-related professional fees	—	—	1,011	32,955
Compliance-related compensation and other expenses	2,066	1,531	—	1,885
Impairment charges	—	5	—	1,270
Litigation settlements and related costs	—	—	—	5,444
Acquisition-related charges	—	—	7,377	—
Restructuring and integration charges	—	—	—	14,888
Gain on sale of land	—	—	—	—
Other	—	—	4,335	6,250

Segment expense adjustments	15,307	1,536	59,228	69,932

Segment expenses	206,835	175,681	452,901	200,770

Segment performance	$71,568	$100,553	$123,927	$(133,137)

Interest expense	$—	$—	$(24,556)	$(769)	$—	$(25,325)

Depreciation and amortization	$(15,957)	$(3,281)	$(39,152)	$(7,333)	$—	$(65,723)

Other non-cash items (1)	$—	$—	$(266)	$(1,275)	$—	$(1,541)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

	Comverse BSS	Comverse VAS	Verint	All Other	Eliminations	Consolidated
	(In thousands)
Nine Months Ended October 31, 2010:
Revenue	$242,151	$341,001	$539,930	$69,508	$—	$1,192,590
Intercompany revenue	—	—	—	2,271	(2,271)	—

Total revenue	$242,151	$341,001	$539,930	$71,779	$(2,271)	$1,192,590

Costs and expenses:
Cost of revenue	$133,811	$155,085	$177,094	$70,130	$(454)	$535,666
Intercompany purchases	—	—	—	2,874	(2,874)	—
Selling, general and administrative	22,055	21,422	240,082	242,245	20	525,824
Research and development, net	49,119	45,196	72,544	26,405	—	193,264
Other operating expenses	287	323	—	10,666	—	11,276

Total costs and expenses	$205,272	$222,026	$489,720	$352,320	$(3,308)	$1,266,030

Income (loss) from operations	$36,879	$118,975	$50,210	$(280,541)	$1,037	$(73,440)

Computation of segment performance:
Total revenue	$242,151	$341,001	$539,930	$71,779
Segment revenue adjustment	—	—	—	—

Segment revenue	$242,151	$341,001	$539,930	$71,779

Total costs and expenses	$205,272	$222,026	$489,720	$352,320
Segment expense adjustments:
Stock-based compensation expense	—	—	39,095	8,492
Amortization of acquisition-related intangibles	13,953	—	22,762	—
Compliance-related professional fees	—	—	27,090	107,492
Compliance-related compensation and other expenses	1,617	326	—	804
Litigation settlements and related costs	—	—	—	(17,148)
Acquisition-related charges	—	—	1,349	—
Restructuring and integration charges	—	—	—	28,776
Gain on sale of land	—	—	—	(2,371)
Other	—	—	1,199	269

Segment expense adjustments	15,570	326	91,495	126,314

Segment expenses	189,702	221,700	398,225	226,006

Segment performance	$52,449	$119,301	$141,705	$(154,227)

Interest expense	$—	$—	$(20,825)	$(416)	$—	$(21,241)

Depreciation and amortization	$(17,877)	$(4,348)	$(36,100)	$(7,941)	$—	$(66,266)

Other non-cash items (1)	$—	$—	$(238)	$(595)	$—	$(833)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited)

(In thousands)

The company has revised its segment reporting as a result of the implementation of the Phase II Business Transformation at Comverse and the manner in which its CODM reviews the operating performance of Comverse and allocates resources to its operating segments. The company is providing the following additional information, presenting the results of operations of the previous Comverse reporting segment. The company believes that such presentation provides useful information to investors regarding the performance of the company’s Comverse subsidiary, including comparability to previously reported financial information. The additional information provided is not a replacement for or subset of business segment information presented above. The results of operations presented in the column below under “Comverse Other” relate to all the operations of the Company’s Comverse subsidiary, other than the company’s Comverse BSS and Comverse VAS segments and includes the Comverse MI operating segment, Comverse’s Netcentrex operations and Comverse’s global corporate functions that support its business units. The information presented for “Comverse Other” includes unallocated global corporate function costs that are consistent with prior internal allocation practices. The company determined that the operating segments of the company’s Comverse subsidiary included in “Comverse Other” do not meet the aggregation criteria under the segment reporting guidance; specifically they do not have similar economic characteristics, which would permit the presentation of “Comverse Other” results of operations as a separate reportable segment in the revised segment reporting information. Accordingly, such results of operations of “Comverse Other” are included in the company’s “All Other” column.

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Three Months Ended October 31, 2011:
Revenue	$117,731	$112,655	$12,757	$243,143
Intercompany revenue	—	—	654	654

Total revenue	$117,731	$112,655	$13,411	$243,797

Costs and expenses:
Cost of revenue	$64,823	$55,632	$23,101	$143,556
Intercompany purchases	—	—	412	412
Selling, general and administrative	7,022	1,865	34,330	43,217
Research and development, net	15,458	6,786	3,029	25,273
Other operating expenses	15	—	1,823	1,838

Total costs and expenses	$87,318	$64,283	$62,695	$214,296

Income (loss) from operations	$30,413	$48,372	$(49,284)	$29,501

Computation of Comverse performance:
Total revenue	$117,731	$112,655	$13,411	$243,797

Total costs and expenses	$87,318	$64,283	$62,695	$214,296
Expense adjustments:
Stock-based compensation expense	—	—	974	974
Amortization of acquisition-related intangibles	4,245	—	—	4,245
Compliance-related professional fees	—	—	4,162	4,162
Compliance-related compensation and other expenses	(1)	295	1,281	1,575
Impairment charges	—	—	1,118	1,118
Litigation settlements and related costs	—	—	—	—
Restructuring and integration charges	—	—	1,838	1,838
Gain on sale of land	—	—	—	—
Other	—	—	(8)	(8)

Expense adjustments	4,244	295	9,365	13,904

Expenses after adjustments				200,392

Comverse performance				$43,405

Interest expense	$—	$—	$(283)	$(283)

Depreciation and amortization	$(5,116)	$(1,248)	$(2,202)	$(8,566)

Other non-cash items (1)	$—	$—	$(1,118)	$(1,118)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Three Months Ended October 31, 2010:
Revenue	$90,906	$121,141	$16,279	$228,326
Intercompany revenue	—	—	575	575

Total revenue	$90,906	$121,141	$16,854	$228,901

Costs and expenses:
Cost of revenue	$42,238	$44,650	$23,348	$110,236
Intercompany purchases	—	—	367	367
Selling, general and administrative	6,937	6,184	55,474	68,595
Research and development, net	15,698	14,405	6,919	37,022
Other operating expenses	15	9	21,776	21,800

Total costs and expenses	$64,888	$65,248	$107,884	$238,020

Income (loss) from operations	$26,018	$55,893	$(91,030)	$(9,119)

Computation of Comverse performance:
Total revenue	$90,906	$121,141	$16,854	$228,901

Total costs and expenses	$64,888	$65,248	$107,884	$238,020
Expense adjustments:
Stock-based compensation expense	—	—	858	858
Amortization of acquisition-related intangibles	4,641	—	—	4,641
Compliance-related professional fees	—	—	23,134	23,134
Compliance-related compensation and other expenses	47	—	1,840	1,887
Impairment charges	—	—	—	—
Litigation settlements and related costs	—	—	—	—
Restructuring and integration charges	—	—	21,800	21,800
Gain on sale of land	—	—	(2,371)	(2,371)
Other	—	—	21	21

Expense adjustments	4,688	—	45,282	49,970

Expenses after adjustments				188,050

Comverse performance				$40,851

Interest expense	$—	$—	$(77)	$(77)

Depreciation and amortization	$(5,646)	$(1,104)	$(2,526)	$(9,276)

Other non-cash items (1)	$—	$—	$(272)	$(272)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Nine Months Ended October 31, 2011:
Revenue	$278,403	$276,234	$32,624	$587,261
Intercompany revenue	—	—	2,355	2,355

Total revenue	$278,403	$276,234	$34,979	$589,616

Costs and expenses:
Cost of revenue	$154,320	$151,325	$58,212	$363,857
Intercompany purchases	—	—	1,628	1,628
Selling, general and administrative	20,774	6,454	106,608	133,836
Research and development, net	46,967	19,434	7,589	73,990
Other operating expenses	81	4	14,803	14,888

Total costs and expenses	$222,142	$177,217	$188,840	$588,199

Income (loss) from operations	$56,261	$99,017	$(153,861)	$1,417

Computation of Comverse performance:
Total revenue	$278,403	$276,234	$34,979	$589,616

Total costs and expenses	$222,142	$177,217	$188,840	$588,199
Expense adjustments:
Stock-based compensation expense	—	—	2,671	2,671
Amortization of acquisition-related intangibles	13,241	—	—	13,241
Compliance-related professional fees	—	—	14,629	14,629
Compliance-related compensation and other expenses	2,066	1,531	1,885	5,482
Impairment charges	—	5	1,270	1,275
Litigation settlements and related costs	—	—	474	474
Restructuring and integration charges	—	—	14,888	14,888
Gain on sale of land	—	—	—	—
Other	—	—	(55)	(55)

Expense adjustments	15,307	1,536	35,762	52,605

Expenses after adjustments				535,594

Comverse performance				$54,022

Interest expense	$—	$—	$(754)	$(754)

Depreciation and amortization	$(15,957)	$(3,281)	$(6,676)	$(25,914)

Other non-cash items (1)	$—	$—	$(1,275)	$(1,275)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

	Comverse BSS	Comverse VAS	Comverse Other	Total Comverse
	(In thousands)
Nine Months Ended October 31, 2010:
Revenue	$242,151	$341,001	$42,223	$625,375
Intercompany revenue	—	—	1,644	1,644

Total revenue	$242,151	$341,001	$43,867	$627,019

Costs and expenses:
Cost of revenue	$133,811	$155,085	$64,231	$353,127
Intercompany purchases	—	—	908	908
Selling, general and administrative	22,055	21,422	162,278	205,755
Research and development, net	49,119	45,196	20,714	115,029
Other operating expenses	287	323	28,166	28,776

Total costs and expenses	$205,272	$222,026	$276,297	$703,595

Income (loss) from operations	$36,879	$118,975	$(232,430)	$(76,576)

Computation of Comverse performance:
Total revenue	$242,151	$341,001	$43,867	$627,019

Total costs and expenses	$205,272	$222,026	$276,297	$703,595
Expense adjustments:
Stock-based compensation expense	—	—	1,640	1,640
Amortization of acquisition-related intangibles	13,953	—	—	13,953
Compliance-related professional fees	—	—	63,536	63,536
Compliance-related compensation and other expenses	1,617	326	810	2,753
Impairment charges	—	—	—	—
Litigation settlements and related costs	—	—	—	—
Restructuring and integration charges	—	—	28,776	28,776
Gain on sale of land	—	—	(2,371)	(2,371)
Other	—	—	(1,421)	(1,421)

Expense adjustments	15,570	326	90,970	106,866

Expenses after adjustments				596,729

Comverse performance				$30,290

Interest expense	$—	$—	$(406)	$(406)

Depreciation and amortization	$(17,877)	$(4,348)	$(7,225)	$(29,450)

Other non-cash items (1)	$—	$—	$(595)	$(595)

(1)	Other non-cash items consist primarily of write-offs and impairments of property and equipment.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share data)

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Comverse Technology, Inc. to Non-GAAP Net Income (Loss) Attributable to Comverse Technology, Inc.	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
Net income (loss) attributable to Comverse Technology, Inc.	$35,690	$(41,703)	$(63,202)	$(147,751)
Revenue adjustments related to acquisitions	5,211	—	6,173	—
Stock-based compensation expense	8,660	15,834	28,081	47,587
Amortization of acquisition-related intangibles	13,613	12,273	38,905	36,715
Compliance-related professional fees	5,085	31,967	33,966	134,582
Compliance-related compensation and other expenses	1,575	1,876	5,482	2,747
Impairment charges	1,118	—	1,275	—
Litigation settlements and related costs	4,882	(17,258)	5,444	(17,148)
Acquisition-related charges	2,183	518	7,377	1,349
Restructuring and integration charges	1,838	21,800	14,888	28,776
Other	5,484	(495)	10,585	(903)
Impairment of auction rate securities	—	29	—	407
Impairment of UBS put	—	—	—	6,696
Unrealized (gains) losses on derivatives, net	(622)	1,117	(11)	(6,337)
Loss on extinguisment of debt	—	—	8,136	—
Loss from discontinued operations, net of tax	—	774	—	2,998
Income from litigation settlement	—	—	(4,750)	—
Tax impact on Non-GAAP adjustments (1)	(36,341)	(11,358)	(1,375)	(68,627)
Noncontrolling interest impact of Non-GAAP adjustments (2)	(13,175)	(9,039)	(39,385)	(31,492)

Total Non-GAAP adjustments	$(489)	$48,038	$114,791	$137,350

Non-GAAP net income (loss) attributable to Comverse Technology, Inc.	$35,201	$6,335	$51,589	$(10,401)

Non-GAAP Earnings (Loss) Per Share Attributable to Comverse Technology, Inc.’s Shareholders	Three Months Ended October 31,		Nine Months Ended October 31,
	2011	2010	2011	2010
	(In thousands, except per share data)
Numerator:
Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - basic	$35,201	$6,335	$51,589	$(10,401)
Adjustment for subsidiary stock options	(137)	(4,171)	(571)	(1,797)

Non-GAAP net income (loss) attributable to Comverse Technology, Inc. - diluted	$35,064	$2,164	$51,018	$(12,198)

Denominator:
Basic weighted average common shares outstanding	205,886	205,265	205,891	205,135

Diluted weighted average common shares outstanding	206,729	205,796	206,796	205,135

Non-GAAP earnings (loss) per share attributable to Comverse Technology, Inc.’s shareholders
Basic	$0.17	$0.03	$0.25	$(0.05)

Diluted	$0.17	$0.01	$0.25	$(0.06)

(1)	The tax impact on the Non-GAAP adjustments is an allocation of the tax benefit (provision) as applied to the consolidated income (loss) before income tax benefit (provision).
(2)	Represents the minority shareholders’ interest in Non-GAAP adjustments attributable to Verint and Starhome.